UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Meta Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

December 14, 2015

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Meta Financial Group, Inc. (“Meta Financial” or the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders.  The meeting will be held at 1:00 p.m., local time, on Monday, January 25, 2016, at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the Annual Meeting.  Also enclosed is a copy of our Summary Annual Report to Stockholders and Annual Report on Form 10-K.  At the Annual Meeting, we will report on Meta Financial’s operations and outlook for the year ahead.

You are encouraged to attend the meeting in person.  Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope, or authorize a proxy by telephone or through the Internet site designated on the enclosed proxy card, as promptly as possible.  This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.

Regardless of the number of shares you own, your vote is very important.  Please act today.

The Board of Directors and management are committed to the continued success of Meta Financial and the enhancement of your investment.  As Chairman of the Board and Chief Executive Officer, I want to express my appreciation for your continued confidence and support.

Very truly yours,

/s/ J. TYLER HAAHR
J. TYLER HAAHR
Chairman of the Board and Chief Executive Officer

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on January 25, 2016

Notice is hereby given that the Annual Meeting of Stockholders of Meta Financial Group, Inc. will be held at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, on Monday, January 25, 2016, at 1:00 p.m., local time.  At the Annual Meeting, stockholders will be asked to:

•	Elect three (3) directors, each for a term of three (3) years;

•	Approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote); and

•	Approve amendments to Article Fourth of the Company’s Certificate of Incorporation which would:

(a) increase the total number of authorized shares of Common Stock, par value $0.01 per share (“Common Stock”), to 15 million shares from 10 million shares; and

(b) authorize three million shares of a new class of Nonvoting Common Stock, par value $0.01 per share (“Nonvoting Common Stock”).

Your Board of Directors recommends that you vote “FOR” the election of each of the nominated directors, “FOR” the non-binding advisory vote to approve the compensation paid by the Company to our “named executive officers,” and “FOR” the approval of the amendments to the Company’s Certificate of Incorporation.

Stockholders also will transact any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.  We are not aware of any other business to come before the meeting.

The record date for the Annual Meeting is November 27, 2015.  Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

A proxy card and proxy statement for the Annual Meeting are enclosed.  Whether or not you plan to attend the Annual Meeting in person, please take the time to vote now by signing, dating and mailing the enclosed proxy card in the accompanying postpaid return envelope, or authorize a proxy by telephone or through the Internet site designated on the enclosed proxy card, which is solicited on behalf of the Board of Directors.  Your proxy will not be used if you attend and vote at the Annual Meeting in person, and your proxy selection may be revoked or changed prior to the Annual Meeting.  Regardless of the number of shares you own, your vote is very important.  See the instructions on how to vote by telephone or the Internet on page 3 of our proxy statement.  Please act today.

Thank you for your continued interest and support.

By Order of the Board of Directors,

/s/ J. TYLER HAAHR
J. TYLER HAAHR
Chairman of the Board and Chief Executive Officer

Sioux Falls, South Dakota
December 14, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2016.

The proxy statement and annual report and this notice are available online at www.proxyvote.com.

YOU CAN VOTE OVER THE INTERNET BY LOGGING ON TO WWW.PROXYVOTE.COM, AND FOLLOWING THE INSTRUCTIONS PROVIDED.  TO VOTE OVER THE INTERNET, YOU WILL BE REQUIRED TO ENTER THE UNIQUE CONTROL NUMBER IMPRINTED ON YOUR PROXY CARD.  YOU CAN ALSO VOTE BY TELEPHONE AT 1-800-690-6903.

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.  A PRE‑ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.  YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR THROUGH THE INTERNET SITE DESIGNATED ON THE PROXY CARD.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Regan & Associates, Inc., which is assisting Meta Financial, toll-free at (800) 737-3426.

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held January 25, 2016

INTRODUCTION

The Board of Directors of Meta Financial Group, Inc. (“Meta Financial” or the “Company”) is using this proxy statement to solicit proxies from the holders of Company common stock for use at Meta Financial’s Annual Meeting of Stockholders (“Annual Meeting”).  We are commencing mailing of this proxy statement and the enclosed proxy card to our stockholders on or about December 14, 2015.

Certain information provided herein relates to MetaBank, which is a wholly owned subsidiary of Meta Financial.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting; Matters to be Considered at the Annual Meeting

Time and Place of the Annual Meeting.  Our Annual Meeting will be held as follows:

Date:	January 25, 2016

Time:	1:00 p.m., local time

Place:	MetaBank
5501 South Broadband Lane
Sioux Falls, South Dakota

Matters to be Considered at the Annual Meeting.  At the Annual Meeting, stockholders of Meta Financial will be asked to consider and vote on the following proposals:

Proposal 1.                     To consider and vote upon the election of three (3) directors, each for a three-year term;

Proposal 2.                     To approve by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote); and

Proposal 3.                    To consider and vote upon a proposal to approve and adopt amendments to Article Fourth of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which would (a) increase the total number of authorized shares of Common Stock, par value $0.01 per share (“Common Stock”), to 15 million (15,000,000) shares from ten million (10,000,000) shares; and (b) authorize three million (3,000,000) shares of a new class of Nonvoting Common Stock, par value $0.01 per share (“Nonvoting Common Stock”).

The stockholders will also transact any other business that may properly come before the Annual Meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Voting Rights; Vote Required

Voting Rights of Stockholders.  November 27, 2015 is the record date for the Annual Meeting (the “Record Date”).  Only stockholders of record of Meta Financial common stock as of the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting.  You are entitled to one vote for each share of Meta Financial common stock that you own.  On the Record Date, a total of 8,215,275 shares of Meta Financial common stock were outstanding and entitled to vote at the Annual Meeting.

Employee Plan Shares.  We maintain the Meta Financial Employee Stock Ownership Plan and the MetaBank Profit Sharing 401(k) Plan (collectively, the “Employee Plans”), which hold collectively 2.83% of the Meta Financial common stock outstanding as of the Record Date.  Subject to certain eligibility requirements, employees of Meta Financial and MetaBank participate in one or both of the Employee Plans.  Each participant in an Employee Plan is entitled to instruct the trustee of such Employee Plan as to how to vote such participant’s shares of Meta Financial common stock allocated to his or her Employee Plan account.  If an Employee Plan participant properly executes the voting instruction card distributed by the Employee Plan trustee, the Employee Plan trustee will vote such participant’s shares in accordance with the participant’s instructions.  If properly executed voting instruction cards are returned to the Employee Plan trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee may vote such shares in its discretion.  If the Employee Plan participant fails to give timely or properly executed voting instructions to the trustee with respect to the voting of the common stock that is allocated to the participant’s Employee Plan account, the Employee Plan trustee may vote such shares in its discretion.  The Employee Plan trustee will vote the shares of Meta Financial common stock held in the Employee Plans but not allocated to any participant’s account in the manner directed by the majority of the participants who directed the trustee as to the manner of voting their allocated shares.  As of the Record Date, all of the shares held in the Employee Plans were allocated.

Shares Held by a Broker.  If you are the beneficial owner of shares held by a broker in “street name,” your broker, as the record holder of the shares, will vote the shares in accordance with your instructions.  If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items.  A “broker non-vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have “discretionary” authority to vote those shares on such matter.  The election of directors is considered a “non-discretionary” matter.  Accordingly, your broker may not vote your shares with respect to the three proposals without instructions from you.

Votes Required for Quorum.  A quorum is necessary in order for us to conduct the Annual Meeting, and if one-third of all the shares entitled to vote are in attendance at the meeting, either in person or by proxy, then the quorum requirement is met.  Broker non-votes will be counted for purposes of determining whether there is a quorum.

Votes Required to Approve Each Proposal:

Proposal 1:  Election of Directors.  Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Meta Financial common stock.  This means that the three director nominees with the most affirmative votes will be elected.  Shares that are represented by a proxy which are marked “vote withheld” for the election of one or more director nominees and broker non-votes will have no effect on the vote for the election of directors, although they will be counted for purposes of determining whether there is a quorum.  If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  As of the date of this proxy statement, we are not aware of any reason that a director nominee would be unable to stand for election.

Proposal 2:  Say-on-Pay.  This is a non-binding advisory vote.  While the advisory resolution set forth in Proposal 2 below is not binding on the Company, the Board, including the Compensation Committee of the Board, will consider the results of the “Say-on-Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

Proposal 3:  Approval and Adoption of the Amendments to the Certificate of Incorporation.  The affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote is required to approve and adopt the amendments to the Certificate of Incorporation contemplated by Proposals 3a and 3b.  Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

Effect of Broker Non-Votes.  Brokers, banks or other nominees who hold shares in street name for their customers which are the beneficial owners of those shares have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” (as determined in accordance with the rules of the New York Stock Exchange).  On non-routine matters, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions.  A “broker non-vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter.  Each of Proposal 1:  Election of Directors, Proposal 2:  Say-on-Pay and Proposal 3: Approval of the amendments to the Certificate of Incorporation are considered “non-routine” matters, and your broker will not be able to vote your shares with respect to these matters without your instructions.  Broker non-votes will not be counted for any purpose in determining whether a matter has been approved.  Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees set forth in this proxy, “FOR” the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” and “FOR” the amendments to the Certificate of Incorporation.

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

Voting of Proxies.  You may vote in person at the Annual Meeting or by proxy.  To ensure your representation at the Annual Meeting, we recommend that you vote now by proxy even if you plan to attend the Annual Meeting.  You may change your vote by attending and voting at the Annual Meeting or by submitting another proxy with a later date.  See “—Revocability of Proxies” below.

Voting instructions are included on your proxy card.  Shares of Meta Financial common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder’s instructions.  If properly executed proxies are returned to Meta Financial with no specific instruction as to how to vote at the Annual Meeting, the persons named in the proxy will vote the shares “FOR” the election of each of the director nominees, “FOR" the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” and “FOR” the amendments to the Certificate of Incorporation.

VOTE BY TELEPHONE — 1-800-690-6903.  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.  If you vote by telephone, please do not mail your Proxy Card.

VOTE BY INTERNET — www.proxyvote.com.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the day before the meeting date.  Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.  If you vote over the Internet, please do not mail your Proxy Card.

The Internet voting procedures are designed to authenticate Meta Financial’s stockholders’ identities, to allow Meta Financial’s stockholders to give their voting instructions and to confirm that Meta Financial’s stockholders’ instructions have been recorded properly.  Stockholders who wish to vote over the Internet should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Any Meta Financial stockholder of record desiring to vote over the Internet will be required to enter the unique control number imprinted on such holder’s proxy card and should therefore have his or her proxy card in hand when initiating the session.  To vote over the Internet, log on to the website www.proxyvote.com, and follow the instructions provided.  Instructions are also included on the proxy card.  You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children, in which case you would receive three separate proxy cards to vote.

The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the Annual Meeting in accordance with their best judgment.  We are not aware of any other matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders accompanying this document.

Counting of Votes.  Regan & Associates, Inc., which we have engaged to serve as proxy solicitor in connection with the Annual Meeting, will collect and tabulate all proxies from brokers and banks.  Glen W. Herrick, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, will act as the inspector of election and will count the votes at the Annual Meeting.

Revocability of Proxies.  You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date (your proxy card must be received before the start of the Annual Meeting);

•	notifying the Corporate Secretary of Meta Financial in writing before the Annual Meeting that you have revoked your proxy (the notification must be received by the close of business on January 25, 2016); or

•	voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you must bring an authorization letter from the broker, bank or nominee indicating that you were the beneficial owner of Meta Financial common stock on the Record Date if you wish to vote in person.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.

Proxy Solicitation Costs.  We will pay our own costs of soliciting proxies.  In addition to this mailing, Meta Financial’s directors, officers and employees may also solicit proxies personally, electronically or by telephone.  We will also reimburse brokers, banks and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.  We have engaged Regan & Associates, Inc., a proxy solicitor, to assist in the solicitation of proxies.  We estimate that the fee for such services will be approximately $8,000.

STOCK OWNERSHIP

Except as otherwise noted, the following table presents information regarding the beneficial ownership of Meta Financial common stock as of the Record Date, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of outstanding Meta Financial common stock;

•	each director and director nominee of Meta Financial;

•	each “named executive officer” of Meta Financial named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all of the current executive officers and directors of Meta Financial as a group.

The persons named in the table below have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock which that person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security, are deemed outstanding for that person.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Percentage ownership is based upon 8,215,275 shares of common stock outstanding on the Record Date.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Second Curve Capital LLC (2) 237 Park Avenue, 9th Floor New York, NY 10017	560,794	6.72%
Named Executive Officers & Directors
J. Tyler Haahr (3)	212,666	2.57%
Bradley C. Hanson (4)	114,815	1.39%
Rodney G. Muilenburg	76,511	*
Troy Moore III (5)	47,868	*
Glen W. Herrick	12,271	*
Ronald W. Butterfield	6,653	*
Ira D. Frericks	5,532	*
Douglas J. Hajek	2,117	*
Elizabeth G. Hoople	700	*
Frederick V. Moore	100	*
Directors and executive officers of Meta Financial as a group (11 persons) (6)	481,055	5.77%

*	Indicates less than 1%.

(1)	Except as otherwise indicated in the table, the address for each director and executive officer is c/o Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

(2)	This information is based on a Schedule 13F filed on November 13, 2015 for the quarter ended September 30, 2015 by Second Curve Capital LLC (“Second Curve”).

(3)	Includes 46,905 shares which Mr. Haahr has the right to acquire pursuant to stock options within 60 days after the Record Date, and 87,893 shares held by a trust of which Mr. Haahr is a trustee.

(4)	Includes 57,983 shares which Mr. Hanson has the right to acquire pursuant to stock options within 60 days after the Record Date.

(5)	Includes 20,417 shares which Mr. Moore has the right to acquire pursuant to stock options within 60 days after the Record Date and 12,651 shares as to which Mr. Moore has reported shared ownership.

(6)	Includes shares held directly, as well as jointly with family members or held by trusts, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power. Included in the shares reported as beneficially owned by all directors and executive officers are options to acquire 125,305 shares of Meta Financial common stock exercisable within 60 days after the Record Date.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members.  Approximately one-third of the directors are elected annually to serve for three-year periods or until their respective successors are elected and qualified.  All of our director nominees currently serve as Meta Financial directors.

The table below sets forth information regarding the members of our Board of Directors continuing in office or nominated for re-election, including their age, position(s) with Meta Financial and term(s) of office.  The following directors are “independent directors,” meeting the criteria for independence in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules: Douglas J. Hajek, Elizabeth G. Hoople, Frederick V. Moore and Rodney G. Muilenburg.

If before the election it is determined that any director nominee is unable to serve, your proxy authorizes a vote for a replacement nominee if our Board of Directors names one.  At this time, we are not aware of any reason why a nominee might not remain on the ballot until the election.  Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.  The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees.

Name	Age	Position(s) Held in Meta Financial	Director Since (1)		Term to Expire

Nominees

J. Tyler Haahr	52	Chairman of the Board and Chief Executive Officer	1992		2019

Bradley C. Hanson	51	Director, President	2005		2019

Elizabeth G. Hoople	57	Director	2014	(2)	2019

Directors Remaining in Office

Douglas J. Hajek	65	Director	2013		2017

Rodney G. Muilenburg	71	Director	1989		2017

Frederick V. Moore	59	Vice Chairman of the Board and Lead Director	2006		2018

Troy Moore III	47	Director, Executive Vice President of Sales and Operations	2011		2018

(1)	Includes service as a director of MetaBank.

(2)	The Board of Directors appointed Ms. Hoople to the Board of Directors on October 27, 2014.

The principal business experience as well as the key experience, qualifications, attributes and skills that led to a conclusion that the person should serve as a director of Meta Financial is set forth below.  All directors and nominees have held their present positions for at least five years unless otherwise indicated.

J. Tyler Haahr — Mr. Haahr is Chairman of the Board and Chief Executive Officer of Meta Financial Group, Inc. and MetaBank.  The Board of Directors elected Mr. Haahr to serve as its Chairman effective October 1, 2011.  Mr. Haahr has been employed by Meta Financial and its affiliates since March 1997.  He was previously a partner with the law firm of Lewis and Roca LLP, Phoenix, Arizona.    Mr. Haahr received his B.S. degree with honors at the University of South Dakota in Vermillion, South Dakota.  He graduated with honors from the Georgetown University Law Center, Washington, D.C.  Mr. Haahr is the brother-in-law of Troy Moore III.  The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Haahr has developed through his years of service as Chief Executive Officer of Meta Financial and MetaBank, as well as his legal background, enable him to provide the Board of Directors extensive expertise regarding the operations, management and regulation of Meta Financial.  The Board has recommended his nomination for re-election as a director of Meta Financial.

Bradley C. Hanson — Mr. Hanson is President of both Meta Financial Group, Inc. and MetaBank, and he is the Division President for the Meta Payment Systems division of MetaBank.  He serves on the Board of Directors and Executive Committee for the Network Branded Prepaid Card Association.  Mr. Hanson has been employed by MetaBank since May 2004.  From 1991 until joining MetaBank in May 2004, Mr. Hanson was employed by Bankfirst in Sioux Falls, South Dakota, where he served in a variety of capacities, including Senior Vice President of Payment Systems from March 2001 to April 2004.  Mr. Hanson received his B.A. degree in Economics from the University of South Dakota in 1988.  He attended the ABA School of Bankcard Management at the University of Delaware in 1996 and the ABA Graduate School of Bankcard Management at the University of Oklahoma in 1997.  Mr. Hanson has been a director of the Company since 2005.  The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Hanson has developed through his years of involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial.  The Board has recommended his nomination for re-election as a director of Meta Financial.

Elizabeth G. Hoople — Ms. Hoople currently serves as a strategic marketing and payments industry consultant with Bank on Marketing, a consulting firm she formed in March 2013.  From 1998 through March 2013, Ms. Hoople served in various capacities with Wells Fargo & Co. Most recently, she served as Senior Vice President and Division Marketing Manager for Wells Fargo’s Consumer Lending Group where she led marketing strategy and product management for Wells Fargo’s credit card portfolio.  Ms. Hoople received a Bachelor of Music degree from Bowling Green State University in 1981.  The Board of Directors believes that the experience, qualifications, attributes and skills that Ms. Hoople has developed through her years of involvement in various capacities in the financial services industry enable her to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial.  The Board has recommended her nomination for re-election as a director of Meta Financial.

Douglas J. Hajek — Mr. Hajek is a Partner in the Sioux Falls, South Dakota law firm of Davenport, Evans, Hurwitz & Smith, LLP, where his practice is concentrated in corporate, finance and banking matters.  Prior to joining Davenport Evans in 2000, Mr. Hajek worked as a commercial banker, mortgage banker, lawyer and lobbyist.  He currently serves on the Board of MetaBank, the Sioux Falls Area Chamber of Commerce Foundation and the South Dakota Building Authority.  Mr. Hajek received a J.D. with honors from the University of South Dakota, an M.A. in Business from the University of Northern Colorado and a B.S. in Economics from South Dakota State University.  The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Hajek has developed through his banking, lobbying and legal work as well as his service on Meta Financial’s Compensation Committee and Nominating Committee enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial.

Rodney G. Muilenburg — Mr. Muilenburg is a retired dairy specialist with Purina Mills, Inc.  Mr. Muilenburg received a B.A. degree in Biological Science from Northwestern College, Orange City, Iowa; an M.A. degree in secondary school education from Mankato State University, Mankato, Minnesota; and a Specialist Degree in secondary school administration from Mankato State University, Mankato, Minnesota.  The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Muilenburg has developed through his commercial and agribusiness background, and his service on Meta Financial’s Audit Committee, Compensation Committee and Nominating Committee, enable him to provide the Board of Directors extensive financial, operations and management expertise and that he should continue to serve as a director of Meta Financial.

Frederick V. Moore — Mr. Moore has served as President of Buena Vista University in Storm Lake, Iowa since 1995.  He currently serves as a director of the Iowa Association of Independent Colleges and Universities and the Iowa College Foundation.  He formerly served as a director of the Council for Adult and Experiential Learning.  Mr. Moore is a director of the Iowa Lakes Corridor Development Corporation and serves on the Iowa College Student Aid Commission.  He previously worked in corporate America as a strategic planner, financial analyst and marketing executive.  Mr. Moore is an attorney who received a J.D. with honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill.  Mr. Moore has been a director of the Company since 2006.  The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Moore has developed through his position as President of Buena Vista University, an institution that has a $38 million annual budget, as well as his service on Meta Financial’s Audit Committee and Compensation Committee, enable him to provide the Board of Directors extensive financial and management expertise.

Troy Moore III — Mr. Moore is Executive Vice President of Sales and Operations of Meta Financial Group, Inc.  The Board of Directors appointed Troy Moore III to fill the vacancy on the Board of Directors created by James S. Haahr’ s retirement, effective October 1, 2011.  Mr. Moore has been employed by Meta Financial Group, Inc. and its affiliates since 1997, serving as Vice President from 1997 to 1998, President of the Central Iowa Market of MetaBank from 1998 to 2005 and Vice President and Chief Operating Officer of Meta Financial Group, Inc. from 2005 to 2013.  Mr. Moore received a Bachelor of Business Administration degree from Iowa State University, Ames, Iowa.  Mr. Moore is the brother-in-law of Mr. Haahr.  The Board of Directors believes that the experience, qualifications, attributes and skills that Mr. Moore has developed through his years of involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial.

COMMUNICATING WITH OUR DIRECTORS

The Company has no formal process by which stockholders may communicate directly with directors, although it believes that its informal process, in which any communication addressed to the Board of Directors at the Company’s offices at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, in care of Investor Relations, the Chairman of the Board, or other corporate officer is forwarded to the Board, has served the Board’s and stockholders’ needs.  There is currently no screening process, and all stockholder communications that are received by officers for the Board’s attention are forwarded to the Board.  In view of SEC disclosure requirements relating to this issue, the Board may consider the development of more specific procedures.  Until any other procedures are developed, any communications to the Board should be sent to it in care of Investor Relations.

MEETINGS AND COMMITTEES

Meetings

Meetings of the Board of Directors are generally held on a monthly basis.  The Board of Directors conducted 12 regular meetings during fiscal 2015.  Each director attended at least 75% of the Board meetings and any committees on which he or she served during fiscal 2015.

Committees

During fiscal 2015, the Board of Directors of Meta Financial had an Audit Committee, Compensation Committee and Nominating Committee.  Charters of each of the committees can be found on the Company’s website at www.metafinancialgroup.com, “Corporate Governance.”

The current committee assignments are shown below:

Audit Committee	Compensation Committee	Nominating Committee

Frederick V. Moore (Chairperson)	Rodney G. Muilenburg (Chairperson)	Frederick V. Moore (Chairperson)
Elizabeth G. Hoople	Douglas J. Hajek	Douglas J. Hajek
Rodney G. Muilenburg	Elizabeth G. Hoople	Elizabeth G. Hoople
	Frederick V. Moore	Rodney G. Muilenburg

The Audit Committee met five times during fiscal 2015.  The functions of the Audit Committee are as follows:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance;

•	Monitor the independence and performance of the Company’s independent registered public accounting firm and internal auditing department; and

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

The Compensation Committee met six times during fiscal 2015.  The functions of the Compensation Committee are as follows:

•	Make salary and bonus recommendations to the Board of Directors and determine the terms and conditions of employment of the officers of Meta Financial and MetaBank;

•	Oversee the administration of our employee benefit plans covering employees generally;

•	Administer our stock incentive plan; and

•	Make recommendations to the Board of Directors with respect to our compensation policies and changes in year-to-year compensation packages.

The Nominating Committee, which met one time during fiscal 2015, is comprised entirely of “independent directors”, meeting the criteria for independence in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules.  Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Nominating Committee, or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the By-laws of Meta Financial.  Pursuant to the By-laws, nominations by stockholders must be delivered in writing to the Secretary of Meta Financial at least 30 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to stockholders, to be timely, notice by the stockholder must be received at the executive offices of Meta Financial not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made.  Except as may be required by rules promulgated by NASDAQ or the SEC, currently there are no specific minimum qualifications that must be met by each candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.  In evaluating candidates proposed by either the Board or stockholders, the Board looks for director candidates who possess the skills, experience, professional background and commitment necessary to contribute significantly to the Board.  In making its determinations, the Board considers all relevant laws and regulations as well as other factors deemed important by it (such as the present composition of the Board).  The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Listing Rules and, if a nominee is sought for service on the Audit Committee, the financial and accounting experience of a candidate, including whether an individual qualifies as an audit committee financial expert.  Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process.  While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further the Company’s role as a community-based financial institution.

The Company is incorporated in Delaware and has held its annual meetings in Iowa or South Dakota since its incorporation.  Senior members of management have been present at each annual meeting to meet with stockholders and answer any questions.  Historically, stockholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our stockholders and investors through meetings with management and other investor relations activities.  In view of the fact that stockholders have not historically attended our annual meetings and that a majority of our directors have historically attended our annual meetings, we have not adopted a policy regarding the attendance of directors at the annual meeting.

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a written code of ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to our principal executive officer and senior financial officers, a copy of which can be found on the Company’s website at www.metafinancialgroup.com, “Corporate Governance.”  If we make substantive amendments to the Code of Ethics that are applicable to our principal executive or financial officers, we will disclose the nature of such amendments or waiver in a report on Form 8-K in a timely manner.

Separation of Board Chairman and CEO

The Board of Directors has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer.  The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and an independent Vice Chairman and Lead Director, is in the best interests of the Company and its stockholders.  The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given J. Tyler Haahr’ s in-depth knowledge of the Company’s business, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of customers.  As Chief Executive Officer, Mr. Haahr is intimately involved in the day‑to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the Board.  The Board believes that the combination of the Chairman and Chief Executive Officer roles as part of a governance structure that includes an independent Lead Director provides an effective balance for the management of the Company in the best interests of its stockholders.

Risk Oversight

The Board of Directors of the Company is actively involved in oversight of risks that could affect the Company.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors retains responsibility for general oversight.  The Board of Directors endeavors to satisfy this responsibility by evaluating reports by each committee chair regarding the committee’s considerations and actions, as well as by evaluating reports received from Company officers responsible for the oversight of particular risks within the Company, particularly MetaBank’s Chief Risk Officer who reports to the Company’s Audit Committee.  Risks relating to the direct operations of MetaBank are overseen by the Board of Directors of the Company, as they also serve as directors of MetaBank.  The directors also oversee risk of MetaBank through the directors’ membership on MetaBank’s Committees.  In particular, all of the Company’s Audit Committee members serve on MetaBank’s Audit Committee.  The Board of Directors of MetaBank also has established a Loan Committee and an Internal Control and Risk Committee that conduct risk oversight separate from that of the Company.  Further, MetaBank’s Board of Directors oversees risks through the establishment of policies and procedures, recommended by MetaBank’s Chief Risk Officer and other officers that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to MetaBank.  Finally, the Board also takes into account observations and recommendations of its regulators.

Audit Committee Matters

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Meta Financial Group, Inc., specifically incorporates this Report therein, and it shall not otherwise be deemed filed under such Act.

Audit Committee Report.  The Audit Committee has issued the following report with respect to the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2015:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2015 audited consolidated financial statements;

•	The Audit Committee has discussed with the Company’s independent registered public accounting firm (KPMG LLP) the matters required to be discussed by Auditing Standard No. 16 – Communications with Audit Committee;

•	The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence; and

•	Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2015 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Submitted by the Audit Committee of the Company’s Board of Directors:

Elizabeth G. Hoople       Frederick V. Moore      Rodney G. Muilenburg

Audit Committee Member Independence; Audit Committee Financial Expert; and Audit Committee Charter.  Each member of the Audit Committee is a non-employee director who (1) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules; (2) has not participated in the preparation of the financial statements of Meta Financial or any of its current subsidiaries at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of comprehensive income and cash flow statement.  Our Board of Directors has determined that our Audit Committee has at least one member who qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.  The Board has determined that Mr. Moore, based upon his experience, training and education, qualifies as an audit committee financial expert by virtue of the fact that he has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

COMPENSATION OF DIRECTORS

The following table sets forth compensation information for the fiscal year ended September 30, 2015, for the Company’s non-employee directors.  Compensation for directors who are “named executive officers” is set forth in the “Summary Compensation Table” set forth below.  Director compensation is determined by the full Board of Directors.  No compensation consultants are utilized to determine total non-employee director compensation, although the Board does utilize comparative sources and other secondary materials to determine, in its opinion, the adequacy of such compensation.

The elements of compensation paid to the Company’s non-employee directors during the year ended September 30, 2015 were as follows:

•	A prorated annual retainer of $9,000 through January 26, 2015 and $12,000 thereafter for service on the Company’s Board;

•	A prorated annual retainer of $7,500 through January 26, 2015 and $9,000 thereafter for service on the MetaBank Board;

•	A prorated annual retainer of $4,000 beginning January 26, 2015 for the vice chairman of MetaBank’s Board;

•	A fee of $1,000 for each meeting attended of the MetaBank Board through January 26, 2015 and $1,100 thereafter;

•	A prorated annual retainer of $3,000 through January 26, 2015 and $3,500 thereafter for the chairman of the Company’s Audit Committee;

•	A prorated annual retainer of $2,000 beginning January 26, 2015 for directors on the Company’s Audit Committee;

•	A prorated annual retainer of $1,000 through January 26, 2015 and $3,000 thereafter for the chairman of MetaBank’s Compensation and Compliance Committees;

•	A prorated annual retainer of $3,500 through January 26, 2015 and $4,000 thereafter for directors on MetaBank’s Loan Committee;

•	A fee of $350 for each committee meeting attended of MetaBank’s Audit, Compensation and Compliance Committees through January 26, 2015;

•	A prorated annual retainer of $2,000 beginning January 26, 2015 for directors on MetaBank’s Compensation and Compliance Committees;

•	A prorated annual retainer of $1,000 beginning January 26, 2015 for directors on MetaBank’s Audit Committee;

•	Restricted stock awards of 550 shares of the Company’s common stock granted on February 3, 2015, vesting immediately; and

•	Reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

Director Compensation

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Douglas J. Hajek	$46,634	$18,684	$65,318
Elizabeth G. Hoople (2)	$52,452	$18,684	$71,136
Frederick V. Moore	$53,496	$18,684	$72,180
Rodney G. Muilenburg	$45,288	$18,684	$63,972
Jeanne Partlow (3)	$6,150	$--	$6,150

(1)	Awards for 2015 reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 13 to our Consolidated Financial Statements included in our fiscal 2015 Annual Report on Form 10-K.

(2)	Ms. Hoople’s term on the Board commenced on October 27, 2014.

(3)	Ms. Partlow’s term on the Board ended on January 26, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Fiscal Year 2015

Overview

The following Compensation Discussion and Analysis discusses the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “named executive officers” or “NEOs”).  For purposes of this discussion, the NEOs include the following:  J. Tyler Haahr, Chairman of the Board and Chief Executive Officer; Bradley C. Hanson, President; Troy Moore III, Executive Vice President; Glen W. Herrick, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; Ira D. Frericks, Executive Vice President and Chief Operating Officer; and Ronald W. Butterfield, Executive Vice President and Chief Administrative Officer, who retired effective September 30, 2015.

The Compensation Committee of the Board (for purposes of this section, the “Compensation Committee”) reviews annual salaries and bonuses of the Company’s executive officers, including the NEOs, and makes recommendations to the Board of Directors for review and approval.  The Compensation Committee also administers the Meta Financial Group, Inc. Amended and Restated 2002 Omnibus Incentive Plan (the “2002 Plan”), including the approval of all grants of restricted stock and performance awards, including grants to the NEOs.

The compensation approval process, which is undertaken in the last month of each fiscal year, consists of annual performance evaluations that are completed by each executive officer’s immediate supervisor.  Based on that individual evaluation, the relevant metrics for Company performance, and updated salary data on comparable positions, the Chairman and Chief Executive Officer prepared proposed salary adjustments for all executives other than himself for the fiscal year ended September 30, 2015.  The Compensation Committee makes salary adjustment recommendations to the Board of Directors with respect to the compensation of the Chairman and Chief Executive Officer and the remaining executives for review, discussion and approval.  The full Board of Directors, with affected executive officers recusing themselves and abstaining from voting when appropriate, then reviews the recommendations of the Compensation Committee and approves the final compensation amounts, except for equity awards which, as described above, are awarded without review or approval by the Board of Directors.  Regarding the compensation components, salary adjustments were effective on September 28, 2015.  Executive equity awards relating to the fiscal year ended September 30, 2015, were granted on October 12, 2015 and compensation adjustments were effective on October 26, 2015 and November 23, 2015.  Equity awards under the 2002 Plan are subject to the approval by the Compensation Committee, are dependent on the availability of authorized shares under the 2002 Plan, and are determined in accordance with the same criteria used by the Compensation Committee and the Board of Directors in determining the award of cash incentive compensation described above.

As described below, in establishing base salary and incentive compensation awards for fiscal year 2015, the Compensation Committee considered the advice of two compensation consulting firms, The Hay Group and McLagan (an Aon Hewitt Company).  The Hay Group was engaged by the Compensation Committee in 2010 to conduct a total compensation review to analyze the competitiveness of the Company’s compensation arrangements (base salary, bonus and long‑term incentive compensation) for its senior executives.  The total compensation review involved the analysis of the comparison of the Company’s senior executive officer positions to similar positions within The Hay Group’s proprietary General Industry database and of compensation paid at peer organizations in the financial services/banking industry.  The Hay Group presented a compensation strategy covering a three-year period.  Findings were summarized for each senior executive’s position against the comparator markets for base salary, total cash and total direct compensation.

During 2013, the Compensation Committee engaged McLagan to help it develop an executive compensation philosophy and to further refine its executive compensation guidelines with a view towards encouraging and rewarding executives for achieving and maintaining superior levels of performance that contribute to long-term shareholder value while also complying with the Federal rules and regulations governing financial institutions.  The Compensation Committee considered both the Hay Group review and advice from McLagan in making compensation decisions for fiscal year 2015.

None of the NEOs was party to an employment agreement with the Company during fiscal year 2015, although certain provisions of prior agreements, including those relating to non-competition, remain in effect.  The Company believes that employment agreements with executive officers provide a retention benefit that is of value to the Company and its stockholders.  The Company has authorized the entry into employment agreements with its NEOs and certain other officers and expects to enter into these agreements during fiscal year 2016.

Compensation Philosophy

The Compensation Committee adopted the following Executive Compensation Philosophy in April 2014:

“The quality of our employees, including our executive management, is critical to executing our business strategy and operating plans.  To meet our primary goal of attracting, retaining, and rewarding highly qualified executives for achieving and maintaining superior levels of performance that contribute to long-term shareholder value, our compensation programs are designed with the following principles in mind:

•	We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with whom the Company and its subsidiaries compete for talent.

•	Our compensation programs are designed to encourage and reward behaviors that ultimately contribute to the achievement of organizational goals.

•	Pay programs and practices reinforce our commitment to providing a work environment that promotes respect, teamwork, and individual growth opportunities.

Consistent with this overall philosophy, we have designed our compensation programs to be relatively straightforward and transparent to stockholders.

The Compensation Committee designed the Company’s overall compensation program and makes decisions regarding individual executive compensation within the context of “total compensation” that takes into account the overall package of salaries, incentives, and benefits provided to each executive.  Our philosophy is to emphasize incentive compensation more than executive benefits and perquisites.  Our goal is to tie a significant percentage of an executive’s compensation to the achievement of Company financial and performance goals.  Accordingly, the Company strives to set base salaries at competitive levels, with an opportunity for each executive to be well-rewarded through the annual incentive bonus and equity grants if the Company meets its performance objectives.”

The Executive Compensation Philosophy was reviewed by the Compensation Committee in fiscal 2015 and no changes were made.  Decisions made by the Compensation Committee and the Board of Directors relative to compensation take into consideration current applicable rules, regulations and guidance as they are understood at the time and are made with the goal of being compliant with such requirements.

Fiscal Year 2015 Executive Compensation Components

For the fiscal year ended September 30, 2015, the principal components of compensation for the NEOs were:

•	Base salary;
•	Annual cash incentive bonuses and equity incentive compensation;
•	Retirement benefits; and
•	Perquisites and other personal benefits.

As stated above, the Board chooses to compensate the Company’s executive officers, including the Company’s NEOs, in this way because they believe such a compensation program should reward individual performance and incentivize executives to achieve and maintain superior levels of performance that contribute to long-term shareholder value.  The Board also believes such a compensation structure is in conformity with packages paid by similar financial institutions.  The executive officer compensation program is reviewed by the Compensation Committee on an annual basis and revised as considered necessary.

Base Salary

It is the policy of Meta Financial to provide a level of base compensation which is commensurate with the position and the demonstrated abilities of the individual executive officer.  Individual base compensation is considered a function of the position and the past experience, the level of achievement and the anticipation of continued performance of the officer.  Base compensation is reviewed by the Compensation Committee and recommendations are made to the Board of Directors at least annually and adjusted by the Board as considered appropriate.

A review of individual performance includes factors which demonstrate conformity with the responsibility for the safe and sound operation of the Company.  The relevance of specific factors varies based on the individual position and includes such items as compliance with internal policies, accepted business practices and regulatory requirements; observed leadership and administrative abilities; the level of technical competence demonstrated in carrying out the responsibilities of the position; and the ability to plan and respond to changing circumstances.  No specific quantitative goals are established for these factors in the determination of base compensation; however, quantitative achievements and market leadership are used in part in the determination of incentive compensation (discussed more fully below).  The goals and objectives as outlined in MetaBank’s strategic business plan also are factors in the measurement of individual performance.

Annual Cash and Equity Incentive Compensation

A program of incentive compensation has been established to reward those officers who provide a level of performance for the Company which warrants recognition in the form of compensation above base compensation amounts.  Incentive compensation is based upon (i) performance by the individual and (ii) overall Company performance.  The fiscal year 2015 compensation awards made to the NEOs were such that total cash incentive compensation could not exceed 123% of base salary for any NEO.  The fiscal year 2015 compensation awards made to the NEOs were such that total equity incentive compensation for the NEOs ranged from a maximum of 18-162% of base salary. Neither the Board nor the Compensation Committee is required to authorize incentive compensation to eligible executive officers if, as determined by the Board or the Compensation Committee, respectively, the officer’s performance does not warrant such awards.

The primary factors considered by the Compensation Committee for cash incentives for fiscal year 2015 were earnings per share, return on equity, asset quality and core deposit growth.  The primary factors considered by the Compensation Committee for equity incentives for fiscal year 2015 were net income (adjusted for acquisition costs and significant non-core items), and total shareholder return.  Other factors considered by the Compensation Committee in connection with incentive awards included:  release from the Consent Order by the Federal Reserve Bank in May 2015; successful completion of the AFS/IBEX acquisition and related integration into the Company; successful completion of the Fort Knox/Refund Advantage acquisition and the related equity financing; recognition of Meta Payment Systems (“MPS”) as one of the two leading payments and prepaid card issuers in the United States; entrance by MPS into several agreements with new program managers; continued compliance with applicable regulations; and additional administrative, staffing and systems enhancements to support oversight and growth.

After appropriate recusals and based upon a recommendation from the Compensation Committee, the Board of Directors awarded cash incentive compensation to all NEOs ranging from 37-81% of base salary for fiscal year 2015.  Cash incentive compensation is taxable as income to the executive officer at the time it is paid, and the Company generally receives a corresponding compensation deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below).

In addition, the Compensation Committee, in its sole discretion, awarded equity incentive compensation in the form of shares of Company restricted stock to all NEOs in amounts ranging from 36-102% of base salary.  The number of shares of stock awarded was determined by taking the indicated percentage multiplied by base salary, and then divided by a fixed price of $43.79 (which was the closing stock price as of September 15, 2015).  During fiscal year 2015, the Compensation Committee determined that any stock granted as incentive compensation in fiscal year 2015 and 2016 would not be immediately and fully vested, but rather would be subject to vesting schedules.  For grants related to fiscal year 2015 compensation, 50% was vested on October 12, 2015 and the remaining 50% will vest in equal one-third increments on September 30, 2016, 2017 and 2018.  The awards granted to Mr. Butterfield related to fiscal year 2015 vested immediately, due to his retirement.  For grants related to fiscal year 2016 compensation, one-third will be immediately vested on the date of grant, one-third will vest on the first anniversary of the date of grant, and the remaining one-third will vest on the second anniversary of the date of grant.  The executive officer compensation program is reviewed by the Board of Directors on an annual basis and revised as considered necessary.

Once awarded, incentive payments or awards may not be recovered by the Company (i.e., the Company does not use “clawback” provisions with respect to its compensation packages).

Code Section 162(m) limits deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other three highest paid executive officers (not including the Company’s chief financial officer) unless this compensation qualifies as “performance-based” compensation and satisfies other specific requirements under Code Section 162(m).  Based on the applicable tax regulations, taxable compensation derived from the exercise of stock options by senior executives under the 2002 Plan should qualify as performance based for purposes of Code Section 162(m).  The Compensation Committee currently intends to maximize the tax deductibility of compensation other than stock options paid to executive officers, where possible.  However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, it may, from time to time, pay compensation to our executive officers that may not be deductible due to the limit imposed by Code Section 162(m).

A summary of the base salaries, annual cash incentive bonuses and equity incentive compensation paid or awarded to each NEO for fiscal year 2015 is provided in the table below:

		Cash Incentive Bonus		Equity Incentive Compensation Stock Awards
Name	Base Salary	Percentage of Base Salary	Amount ($)	Percentage of Base Salary	Number of Shares Acquired (#)
J. Tyler Haahr	$550,000	81%	$443,430	102%	12,802	[1]
Bradley C. Hanson	550,000	81%	$443,430	102%	12,802	[2]
Glen W. Herrick	255,000	78%	$200,126	75%	4,395	[3]
Troy Moore III	252,350	37%	$94,177	36%	2,068	[4]
Ira D. Frericks	218,500	56%	$122,486	54%	2,690	[5]
Ronald W. Butterfield	230,000	56%	$128,933	54%	2,832

(1)	Includes 6,401 shares that vested on October 12, 2015 and 6,401 time-vested restricted shares that vest in one-third increments on September 30, 2016, 2017 and 2018.

(2)	Includes 6,401 shares that vested on October 12, 2015 and 6,401 time-vested restricted shares that vest in one-third increments on September 30, 2016, 2017 and 2018.

(3)	Includes 2,197 shares that vested on October 12, 2015 and 2,198 time-vested restricted shares that vest in one-third increments on September 30, 2016, 2017 and 2018.

(4)	Includes 1,034 shares that vested on October 12, 2015 and 1,034 time-vested restricted shares that vest in one-third increments on September 30, 2016, 2017 and 2018.

(5)	Includes 1,345 shares that vested on October 12, 2015 and 1,345 time-vested restricted shares that vest in one-third increments on September 30, 2016, 2017 and 2018.

Retirement Benefits

Most of our employees, including all of our NEOs,  participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan. Our NEOs also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (known as the “Benefit Equalization Plan” or “BEP”) and related Trust Agreement.  This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified retirement plan account.

Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution.

Perquisites and Other Personal Benefits

The Company provides the NEOs with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable it to attract and retain superior employees for key positions.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Attributed costs of the perquisites and personal benefits for the NEOs for fiscal year 2015 are included in the “Summary Compensation Table” below.  The costs shown are for personal use of a Company-provided automobile (based on mileage driven and depreciation), life insurance premiums, personal use of a Company-paid country club membership and gift cards, and are taxable income to the NEOs who received those perquisites and personal benefits.  The Company generally receives a corresponding compensation deduction (subject to the limitations of Code Section 162(m), as described above).

Compensation Risk Analysis

During 2015, the Compensation Committee reviewed the Company’s compensation practices to ensure that the Company’s compensation structure, as designed and executed, does not motivate excessive risk taking that could adversely impact the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk taking.  This conclusion reflected a review of various factors, such as fostering an appropriate risk management culture.  The Compensation Committee will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk taking that could adversely impact the long-term value of the Company.

Consideration of Say-On-Pay Voting Results

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s stockholders.  In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by 93% of the votes cast for the Company’s “say-on-pay” vote at the Company’s 2015 annual meeting.  Based in part on such vote, the Compensation Committee determined that the Company’s executive compensation objectives and compensation elements continued to be appropriate and did not make changes in response to such “say-on-pay” vote.

Compensation Tables

The following table sets forth compensation information for the fiscal year ended September 30, 2015, for the Company’s named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Tyler Haahr	2015	$550,000	$282,533	$40,759	$443,430	$127,745	(3)	$1,444,467
Chairman of the Board	2014	520,000	407,112	509,031	260,000	122,954		1,819,097
and Chief Executive Officer	2013	408,446	322,442	159,973	204,224	97,844		1,192,928

Bradley C. Hanson	2015	$550,000	$282,533	$6,160	$443,430	$113,922	(4)	$1,396,045
President	2014	520,000	407,121	477,025	260,000	109,093		1,773,239
	2013	360,500	376,619	--	180,250	81,779		999,148

Glen W. Herrick	2015	$255,000	$130,130	--	$200,126	$48,514	(5)	$633,770
Executive Vice President,	2014	225,000	123,780	--	112,500	32,119		493,399
Chief Financial Officer, Treasurer and Secretary

Troy Moore III	2015	$252,350	$61,305	$23	$94,177	$58,299	(6)	$466,154
Executive Vice President	2014	252,350	80,209	49	126,175	60,667		519,450
of Retail Banking	2013	252,350	47,654	4	63,088	50,671		413,767

Ira D. Frericks	2015	$218,500	$55,441	--	$122,486	$36,938	(7)	$433,365
Executive Vice President	2014	210,000	52,519	--	105,000	33,536		401,055
and Chief Operating Officer

Ronald W.	2015	$230,000	$116,735	$115,253	$128,933	$48,045	(9)	$638,966
Butterfield	2014	215,000	53,750	--	107,500	38,362		414,612
Former Executive Vice President and Chief Administrative Officer (8)

(1)	Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 13 to our Consolidated Financial Statements included in our fiscal 2015 Annual Report on Form 10-K.

(2)	Includes bonuses paid in fully vested shares of restricted stock on September 30, 2013 with respect to the fiscal year ended September 30, 2013, on September 30, 2014 with respect to the fiscal year ended September 30, 2014, and on October 12, 2015 with respect to the fiscal year ended September 30, 2015. For Messrs. Haahr, Hanson and Moore, includes fully vested shares of restricted stock awarded as director compensation valued at $16,100 for 2013, $17,096 for 2014, and $18,684 for 2015. For Mr. Herrick, includes fully vested shares of restricted stock awarded as a hiring bonus valued at $25,670 for 2015.

(3)	Includes $76,716 as a Company contribution to the Benefit Equalization Plan, $13,214 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,400 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $12,000 for director compensation, and personal use of company owned auto, personal portion of country club membership costs, and life insurance premiums and a gift card.

(4)	Includes $76,716 as a Company contribution to the Benefit Equalization Plan, $13,214 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,400 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $12,000 for director compensation, and life insurance premiums and a gift card.

(5)	Includes $23,308 as a Company contribution to the Benefit Equalization Plan, $13,214 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,400 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, and life insurance premiums and a gift card.

(6)	Includes $10,545 as a Company contribution to the Benefit Equalization Plan, $ 13,214 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,400 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $12,000 for director compensation, and personal use of company owned auto, personal portion of country club membership costs, and life insurance premiums and a gift card.

(7)	Includes $11,192 as a Company contribution to the Benefit Equalization Plan, $13,214 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,400 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, and life insurance premiums and a gift card.

(8)	Mr. Butterfield first became an executive officer on October 1, 2013 and retired from the Company on September 30, 2015.

(9)	Includes $17,833 as a Company contribution to the Benefit Equalization Plan, $13,214 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,400 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, and life insurance premiums and a gift card.

Material Terms of Employment

MetaBank entered into employment agreements with each of J. Tyler Haahr, Bradley C. Hanson and Troy Moore III.  Each employment agreement provided for a minimum annual base salary and an initial term of three years.  Each agreement provided for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary date under the agreement, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of MetaBank and their approval to extend (a “Rollover”).  The agreements provide for termination upon such executive’s death, for cause, upon certain events specified by regulations of the Office of the Comptroller of the Currency (“OCC”) or by such executive upon 90 days’ notice to MetaBank.  Notwithstanding any provisions to the contrary in the agreements, pursuant to administrative actions taken by the OTS against the Bank via supervisory directive and formally in July 2011, and subject to certain exceptions, no golden parachute payments (generally payments that are contingent upon termination of employment of Messrs. Haahr, Hanson and Moore) were permissible during the term of the Consent Order against the Bank, including those payments described below under “Potential Payments Upon Termination or Change in Control.”  MetaBank’s regulators also construed the rule to prohibit a Rollover.  Accordingly, on September 30, 2013, each of the agreements terminated in accordance with its terms, although certain provisions of each of the agreements, including those relating to non-competition, extend beyond such termination.  Effective for the first pay period following October 1, 2015, the base salaries of each of the NEOs were as follows; Mr. Haahr - $575,000; Mr. Hanson - $575,000; Mr. Herrick - $300,000; Mr. Moore - $257,000; and Mr. Frericks - $227,500.

The Company has authorized the entry into employment agreements with its NEOs and certain other officers and expects to enter into these agreements during fiscal year 2016.

Calculation of 2015 Restricted Stock Awards Pursuant to the 2002 Omnibus Incentive Plan

The number of restricted shares awarded for the year ended September 30, 2015 was determined by taking the applicable percentage of base compensation times base compensation, divided by the closing bid price of $43.79 per share on September 15, 2015.  The number of restricted shares awarded for the year ended September 30, 2014 was determined by taking the applicable percentage of base compensation times base compensation, divided by the closing bid price of $35.25 per share on September 30, 2014.

Grants of Plan Based Awards

The following table sets forth information concerning stock awards made during the fiscal year ended September 30, 2015, for the Company’s named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
J. Tyler Haahr	9/30/15	12,802	$534,740
Bradley C. Hanson	9/30/15	12,802	$534,740
Glen W. Herrick	9/30/15	4,395	$183,579
Troy Moore III	9/30/15	2,068	$86,380
Ira D. Frericks	9/30/15	2,690	$112,361
Ronald W. Butterfield	9/30/15	2,832	$118,293

(1)
Mr. Butterfield’s shares vested upon his retirement on September 30, 2015. For the other named executive officers, one half of these shares vested on October 12, 2015, and of the remaining shares, one third vest on each of September 30, 2016, 2017, and 2018.

(2)	Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 13 to our Consolidated Financial Statements included in our fiscal 2015 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of September 30, 2015, concerning unexercised stock options and unvested restricted stock held by the Company’s named executive officers.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

J. Tyler Haahr	8,940	24.430	9/29/16
	7,155	39.840	9/28/17
	15,766	16.000	9/30/18
	8,449	23.010	9/30/19
	6,595	31.790	9/30/20
				12,802(4)	534,740

Bradley C. Hanson	25,700	24.430	9/29/16
	5,400	39.840	9/28/17
	13,514	16.000	9/30/18
	7,407	23.010	9/30/19
	5,962	31.790	9/30/20
				12,802(4)	534,740

Glen W. Herrick	-	-	-	2,000(3)	79,140
				4,395(4)	183,579

Troy Moore III	4,275	39.840	9/28/17
	6,250	16.000	9/30/18
	5,556	23.010	9/30/19
	4,336	31.790	9/30/20
				2,068(4)	86,380

Ira D. Frericks	-	-	-	2,690(4)	112,361

(1)	All of the unexercised option awards are fully vested.

(2)	The dollar value of the awards is calculated using the closing market price of $41.77 per share of our unrestricted common stock on September 30, 2015.

(3)	One half of these shares of time-vested restricted stock vest on each of March 29, 2016 and 2017.

(4)	One half of these shares vested on October 12, 2015. Of the remaining shares, one third vest on each of September 30, 2016, 2017 and 2018.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options and restricted stock held by the Company’s named executive officers that vested during the fiscal year ended September 30, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
J. Tyler Haahr	2,160	$51,710	550	$18,684
Bradley C. Hanson	23,937	$526,353	550	$18,684
Glen W. Herrick	--	$--	1,000	$39,570
Troy Moore III	4,800	$75,792	550	$18,684
Ronald W. Butterfield	3,119	$37,412	-	$-

(1)	Reflects the market value of the stock awards on the date of vesting, which for each of the awards equals the per share closing price of the Company’s Common Stock as reported by the NASDAQ Stock Market on the vesting date (or previous Friday if vesting date fell on a weekend).

Pension Benefits

The following table sets forth information for each plan that provides benefits at, following or in connection with the retirement of the Company’s named executive officers as of the fiscal year ended September 30, 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(1)

J. Tyler Haahr	MetaBank Profit Sharing 401(k) Plan	19 years	$598,598	$13,214

Bradley C. Hanson	MetaBank Profit Sharing 401(k) Plan	11 years	$346,573	$13,214

Glen W. Herrick	MetaBank Profit Sharing 401(k) Plan	3 years	$48,135	$13,214

Troy Moore III	MetaBank Profit Sharing 401(k) Plan	19 years	$397,606	$13,214

Ira D. Frericks	MetaBank Profit Sharing 401(k) Plan	8 years	$185,848	$13,214

Ronald W. Butterfield	MetaBank Profit Sharing 401(k) Plan	11 years	$374,862	$13,214

J. Tyler Haahr	Meta Financial Group, Inc. Employee Stock Ownership Plan	19 years	$744,425	$10,400

Bradley C. Hanson	Meta Financial Group, Inc. Employee Stock Ownership Plan	11 years	$161,371	$10,400

Glen W. Herrick	Meta Financial Group, Inc. Employee Stock Ownership Plan	3 years	$9,114	$10,400	(2)

Troy Moore III	Meta Financial Group, Inc. Employee Stock Ownership Plan	19 years	$464,709	$10,400

Ira D. Frericks	Meta Financial Group, Inc. Employee Stock Ownership Plan	8 years	$72,143	$10,400

Ronald W. Butterfield	Meta Financial Group, Inc. Employee Stock Ownership Plan	11 years	$136,925	$10,400

(1)	Certain information concerning the assumptions used in the calculation of these amounts is disclosed in Note 12 to our Consolidated Financial Statements included in our fiscal 2015 Annual Report on Form 10-K.

(2)	Of this amount, as of December 11, 2015, only $9,114 has vested.

Retirement Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Most of our employees, including the members of our executive management team, which includes the named executive officers, participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan.  The named executive officers also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (the Benefit Equalization Plan or BEP) and related Trust Agreement.  This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified plan account.

Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution.  The BEP was amended during 2008 to comply with Code Section 409A.

Potential Payments Upon Termination or Change in Control

The Company entered into a restricted stock agreement with Glen W. Herrick on March 29, 2013, which provides for the grant of 4,000 shares of restricted stock.  Of the 4,000 shares, 1,000 shares vested on March 29, 2014, 1,000 shares vested on March 29, 2015 and the remaining 2,000 shares vest in 1,000 share increments on each of March 29, 2016 and 2017.  The agreement further provides that if Mr. Herrick incurs a termination of employment during the vesting period due to disability, death or retirement (as defined in the 2002 Plan), the restrictions will lapse and he will be fully vested in the restricted stock.  In addition, if a tender offer or exchange offer for shares of Company common stock (other than such an offer by the Company) is commenced, or if the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all of the assets of the Company, any unvested shares that have not previously been forfeited shall become fully vested upon the occurrence of such event.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors of Meta Financial that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into its annual report on Form 10-K.

Douglas J. Hajek	Elizabeth G. Hoople	Frederick V. Moore	Rodney G. Muilenburg

RELATED PERSON TRANSACTIONS

Executives

Troy Moore III is a brother-in-law of J. Tyler Haahr and received approximately $466,000, $519,000 and $414,000 of total compensation as an officer in fiscal years 2015, 2014 and 2013, respectively.

Loans

MetaBank has followed a written policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes.  As of September 30, 2015, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to MetaBank, and did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Meta Financial’s directors and executive officers, and persons who own more than 10% of a registered class of Meta Financial’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Meta Financial common stock and other equity securities of Meta Financial generally by the second business day following a transaction.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Meta Financial with copies of all Section 16(a) forms they file.

To Meta Financial’s knowledge, based solely on a review of the copies of such reports furnished to Meta Financial and written representations that no other reports were required during the fiscal year ended September 30, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report, reporting one transaction, was not timely filed by Sonja Theisen..

PROPOSAL 2:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our “named executive officers.”  This advisory vote, commonly referred to as “Say-on-Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the “Summary Compensation Table,” inclusive of all related footnotes, and related narrative of this proxy statement.

The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.  We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals.  Through equity grants, each of our executive officers is aligned with the stockholders long-term interests of increasing the value of the Company.

As an advisory vote, the Say-on-Pay resolution is not binding on the Company.  The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices.  The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder approval or disapproval remains with the Board and the Compensation Committee.  The Board, however, values the opinions of our stockholders as expressed through their votes and other communications.  Accordingly, the Board as well as the Compensation Committee will review and consider the results of the “Say-on-Pay” vote, the opinions of our stockholders and other relevant factors in making future decisions regarding the Company’s executive compensation program.

We encourage our stockholders to read the “Compensation Discussion and Analysis” and related compensation tables and narrative located elsewhere in this proxy statement.  These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers.  The Company has in place a performance-based compensation system that links executive pay to the short- and long-term performance of the Company.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the executive compensation paid by the Company to its named executive officers and the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion is hereby APPROVED.”

PROPOSAL 3:  AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZE A NEW CLASS OF NONVOTING COMMON STOCK

Proposal 3 contemplates amendments to the Certificate of Incorporation (the “Charter Amendments”) to:

a.            increase the number of authorized shares of Common Stock from ten million shares to 15 million shares; and

b.           authorize three million shares of a new class of Nonvoting Common Stock.

No increase in the number of authorized shares of preferred stock is proposed.

The complete text of the Charter Amendments is set forth on Appendix A to this Proxy Statement.  Such text is, however, subject to revision for such changes as may be required if only one of Proposal 3a or 3b is approved by the stockholders or as may be required by the Delaware Secretary of State or other changes consistent with this proposal that we may deem necessary or appropriate.

On November 23, 2015, the Board of Directors voted to approve and adopt, and to recommend that stockholders approve and adopt, the Charter Amendments.  If the Company’s stockholders approve one or both of the proposals comprising Proposal 3, we intend to file the corresponding amendment to the Certificate of the Incorporation with the Delaware Secretary of State immediately following the Annual Meeting.

As of the Record Date:

●	8,215,275 shares of Common Stock were issued (including 20,250 shares of Common Stock held in treasury) and 8,195,025 shares were outstanding;

●	29,379 shares of Common Stock have been reserved for issuance under the Company’s equity compensation plans; and

●	No shares of Preferred Stock were issued and outstanding.

In addition, on September 23, 2015, the Company entered into a securities purchase agreement with entities affiliated with Brookside Equity Partners LLC (collectively, the “Brookside Buyers”) pursuant to which the Company has agreed to sell to the Brookside Buyers an aggregate of 135,625 shares of Common Stock. Also, on December 7, 2015, the Company entered into a securities purchase agreement with Nantahala Capital Partners SI, LP (“Nantahala”) pursuant to which the Company has agreed to sell to Nantahala an aggregate of 130,805 shares of Common Stock. The closing of the sale of the shares to the Brookside Buyers and Nantahala is expected to occur on December 17, 2015.

Giving effect to the shares expected to be issued to the Brookside Buyers and the Nantahala Buyers, only 640,125 shares of Common Stock remain unissued and unreserved as of the Record Date.

Proposal 3a.  Charter Amendment to Increase Authorized Common Stock

The Company’s stockholders will be asked to approve the Charter Amendment to increase the number of authorized shares of Common Stock to 15 million shares.

Reasons for the Amendment to the Certificate of Incorporation

As noted above, after giving effect to the shares expected to be issued to the Brookside Buyers and the Nantahala Buyers, only 640,125 shares of Common Stock remain unissued and unreserved as of the Record Date, the Board of Directors believes it is advisable and in the best interests of the Company’s stockholders to make available additional authorized but unissued shares of Common Stock in order to maintain the Company’s flexibility to use capital stock for financing, acquisitions involving the issuances of shares or other business purposes in the future.

Upon stockholder approval of this Proposal 3a, other than the issuance of the shares of Common Stock to the Brookside Buyers and the Nantahala Buyers, the Company does not have any specific plans to issue additional shares of Common Stock based upon the increased number of shares authorized by this Proposal 3a.  Additional shares of Common Stock may be used in the future for various purposes, including raising capital; providing equity incentives to directors and employees to attract and retain talented personnel; expanding the Company’s business through acquisitions or other strategic transactions involving the issuances of shares; paying stock dividends or effecting stock splits; and other general corporate purposes.

Consistent with the currently authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this Proposal 3a, if approved by stockholders, would be available for issuance without further action by stockholders, unless further action is required by law, the rules of the NASDAQ Stock Market or any other stock exchange on which the Common Stock, as applicable, may be then listed.

If stockholders do not approve and adopt the proposed Certificate of Amendment to the Certificate of Incorporation, the Company may not be able to pursue the actions noted above when determined by the Board to be appropriate and in the best interests of the Company and its stockholders.

Consequences of Proposal 3a

The newly authorized shares of Common Stock will constitute additional shares of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock currently authorized.  The Common Stock is not entitled to preemptive rights.

While the Company currently has no plans to issue newly authorized shares of Common Stock and this Proposal 3a is not intended to prevent or discourage any actual or threatened takeover of the Company, if this Proposal 3a is approved, under certain circumstances, the amendment could have anti-takeover effects.  For example, in the event of a hostile attempt to acquire control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares of Common Stock and increasing the potential cost to acquire control of the Company.  The proposed amendment may also have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes to the Board of Directors that stockholders may wish to make if they are dissatisfied with the performance of the Common Stock.  The additional shares of Common Stock could also be issued in private placements or other transactions without stockholder approval, subject to applicable law and applicable rules and regulations of any securities exchange on which the Company’s shares of capital stock are listed, permitting the acquisition by a holder of a large number of shares of Common Stock or Preferred Stock (which may be convertible into shares of Common Stock).  Accordingly, if this proposal is adopted, the increase in the number of authorized shares of Common Stock may render more difficult or discourage a merger, tender offer or proxy contest (and thereby potentially limit the opportunity for stockholders to dispose of their shares of Common Stock at the higher price generally available in takeover attempts or that may be available under a merger proposal) or the replacement or removal of management or the Board of Directors.  Any such anti-takeover effects may be beneficial to management and the Board of Directors and could have an adverse impact on stockholders.

In addition, because stockholders do not have preemptive rights with respect to the Common Stock, to the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the respective percentage equity ownership of existing holders of Common Stock, if any, and depending on the price at which they are issued, could be dilutive to existing stockholders.

Effectiveness of Amendment to the Certificate of Incorporation

If stockholders approve and adopt the proposed amendment to the Certificate of Incorporation contemplated by this Proposal 3a, the Company will promptly file the Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State following stockholder approval, whereupon the Certificate of Amendment to the Certificate of Incorporation will become effective.

The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation contemplated by this Proposal 3a.

Proposal 3b.  Charter Amendment to Authorize New Class of Nonvoting Common Stock

The Company’s stockholders will be asked to approve the Charter Amendment to authorize three million shares of a new class of Nonvoting Common Stock with the terms set forth in the amendment.

Reasons for the Amendment to the Certificate of Incorporation

While the Company currently has no plans to issue Nonvoting Common Stock, the purpose of the amendment is to provide shares of Nonvoting Common Stock for future issuances.  Creation of a new class of Nonvoting Common Stock will provide the Company with the flexibility to raise capital.  In light of regulatory restrictions on ownership of savings institution holding companies that limit the amount of voting securities that an investor can own without prior regulatory filings and approvals, we anticipate that some potential investors may prefer the option of investing in Nonvoting Common Stock, thereby providing investors with the opportunity to participate in economic ownership of the Company, albeit without customary voting rights, and providing the Company with needed equity as this amendment would authorize a new class of stock, there are currently no outstanding shares of Nonvoting Common Stock.

The Nonvoting Common Stock will be identical to Common Stock in all respects, except that the Nonvoting Common Stock will have only those voting rights required by the Delaware General Corporation Law.  The Nonvoting Common Stock will be convertible into shares of Common Stock on the terms set forth in the Charter Amendment.  See the subsection below “Material Terms of the Nonvoting Common Stock.”

Authorized but unissued shares of the Nonvoting Common Stock may be issued from time to time upon authorization by the Board, at such times, to such persons, and for such consideration as the Board may determine in its discretion and generally without further approval by our stockholders (except as may be required for any particular transaction by applicable law or regulation).

If stockholders approve the amendment described in this Proposal 3b, it will become effective upon the filing of the Charter Amendments (or relevant portion thereof) with the Delaware Secretary of State in the form attached hereto as Appendix A, which the Company expects to occur promptly following stockholder approval.

Consequences of Proposal 3b

The new shares of Nonvoting Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of Common Stock, except that the Nonvoting Common Stock will have only those voting rights required by the Delaware General Corporation Law.  Adoption of the proposed amendment and issuance of the Nonvoting Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for the effects incidental to increasing the number of shares of our Common Stock outstanding, such as dilution of the earnings per share and voting power of current holders of Common Stock, since the Nonvoting Common Stock would be convertible into Common Stock upon a “permitted transfer” (described under “Material Terms of the Nonvoting Common Stock”).  Under the Certificate of Incorporation, the Company’s stockholders do not have preemptive rights with respect to the Nonvoting Common Stock.  As a result, if the Board decides to issue additional shares of Nonvoting Common Stock, the existing holders of the Common Stock or Nonvoting Common Stock would not have any preferential rights to purchase such shares.  See “Effect on Outstanding Common Stock” below for more information regarding the potential dilution to the Company’s current stockholders.

While the Company currently has no plans to do so, the issuance of additional shares of Nonvoting Common Stock, or the perception that additional shares of Nonvoting Common Stock may be issued, may also adversely affect the market price of our Common Stock.

Material Terms of the Nonvoting Common Stock

Holders of Nonvoting Common Stock will not be entitled to vote except as required by the Delaware General Corporation Law.  Where the shares of Nonvoting Common Stock are entitled to vote under Delaware law, each holder of Nonvoting Common Stock will have one vote for each share of Nonvoting Common Stock held of record solely on the matters to which such shares are entitled to vote, and subject to the rights and limitations specified by the Delaware General Corporation Law.  Other than voting rights, the Common Stock and Nonvoting Common Stock have the same rights and privileges, share ratably in all assets of the Company upon its liquidation, dissolution or winding-up, will be entitled to receive dividends in the same amount per share and at the same time when, as and if declared by the Board, and are identical in all other respects as to all other matters (other than voting).  Holders of Nonvoting Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of Common Stock or Nonvoting Common Stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to the Nonvoting Common Stock.

Each share of Nonvoting Common Stock will automatically convert into one share of Common Stock only in the event of a “permitted transfer” to a transferee.  A “Permitted Transfer” means a transfer by a holder of Nonvoting Common Stock (i) to the Company; (ii) in a widespread public distribution; (iii) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iv) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such holder of Nonvoting Common Stock.  Any transfer in violation of the foregoing sentence shall be null and void and the Company shall not have any obligation to recognize such transfer.

Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, the holders of Nonvoting Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds lawfully available for the payment of dividends.

Effect on Outstanding Common Stock

The authorization of the new shares of Nonvoting Common Stock would not, by itself, have any effect on the rights of stockholders.  However, holders of Common Stock have no preemptive rights to acquire additional shares of Common Stock or Nonvoting Common Stock, so the future issuance of shares of Nonvoting Common Stock, including pursuant to potential capital raising initiative, will have a dilutive effect on earnings per share at the time of issuance, and on the voting power of existing stockholders at the time of its conversion into Common Stock.

Effectiveness of Amendment to the Certificate of Incorporation

If stockholders approve and adopt the proposed amendment to the Certificate of Incorporation contemplated by this Proposal 3b, the Company will promptly file the Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State following stockholder approval, whereupon the Certificate of Amendment to the Certificate of Incorporation will become effective.

The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation contemplated by this Proposal 3b.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm is KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.

The following table presents fees billed by KPMG LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended September 30, 2015 and 2014, and fees billed for other services rendered by KPMG LLP during 2015 and 2014.

Fiscal Year	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2015	$614,000	$147,900	$159,000	$0
2014	369,000	112,350	122,775	0

Audit fees consist of fees for the audit of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees for audits of financial statements of the employee benefit plan maintained by the Company, fees related to the Company’s registration statements, fees for professional services rendered for Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”) and assistance with accounting research matters.

Tax fees consist of fees for tax consultation and tax compliance services for the Company and the employee benefit plan maintained by the Company.

The Company’s Audit Committee has considered and concluded that the provision of all non-auditing services (and the aggregate fees billed for such services) in the fiscal year ended September 30, 2015, by KPMG LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policy.  The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  The non-audit services include audit-related, tax, and SSAE 16 services.  The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.  In addition, the Audit Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre‑approved amounts.

During the last two fiscal years ended September 30, 2015, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE YEAR 2016 ANNUAL MEETING

Under Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at Meta Financial’s 2016 Annual Meeting of Stockholders must be received by our Secretary no later than August 16, 2016, to be eligible for inclusion in Meta Financial’s proxy statement and form of proxy related to the 2016 Annual Meeting.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any stockholder proposal (regardless of whether such proposal is included in Meta Financial’s proxy materials), Meta Financial’s Certificate of Incorporation and By-laws and Delaware law.

To be considered for presentation at the next Annual Meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, proposals must be received by the Company by the Deadline.  As reflected in Meta Financial’s By-laws, the “Deadline” means the date that is 60 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 50 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.  If a stockholder proposal that is received by the Company after the Deadline is raised at the next Annual Meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company’s proxy statement for such Annual Meeting.

Pursuant to Meta Financial’s By-laws, stockholders may nominate a person or persons for election to the Board of Directors at a meeting of stockholders at which directors are to be elected by delivering timely notice in writing to its Secretary.  To be timely, a stockholder’s notice must be delivered or mailed to and received at the Company’s principal executive offices not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.  Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material.  The Company hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K.  Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement.  However, if any other matter should properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that holders of the proxies will vote in accordance with their judgment.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
META FINANCIAL GROUP, INC.

META FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Act”), DOES HEREBY CERTIFY THAT:

1.                   Section A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“FOURTH:

A.                  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 21 million (21,000,000) shares, consisting of:

1.            three million (3,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”);

2.            fifteen million (15,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”); and

3.            three million (3,000,000) shares of nonvoting common stock, par value one cent ($.01) per share (the “Nonvoting Common Stock”).

Subject to the provisions set forth in this Certificate of Incorporation, in accordance with the provisions of Section 242(b)(2) of the Act, the number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the class vote requirements set forth in Section 242(b)(2) of the Act.

2.                   Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by inserting a new Section D to read in its entirety as follows:

D.                  Except as set forth in this Section D, the Common Stock and the Nonvoting Common Stock shall have the same rights and privileges, share ratably in all assets of the Corporation upon its liquidation, dissolution or winding-up, shall be entitled to receive dividends in the same amount per share and at the same time when, as and if declared by the Corporation’s Board of Directors, and be identical in all other respects as to all other matters, except voting.

1.            Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record on all matters voted upon by the stockholders.  The holders of Nonvoting Common Stock shall have no voting rights except as required by the Act.  Where shares of Nonvoting Common Stock are entitled to vote, each holder of Nonvoting Common Stock shall have one vote in respect of each share of Nonvoting Common Stock held of record solely on the matters as to which such shares are entitled to vote and subject to the rights and limitations specified by the Act.

2.            In the event of any stock split, combination or other reclassification of shares of either the Common Stock or the Nonvoting Common Stock, the outstanding shares of the other class shall be proportionately split, combined or reclassified in a similar manner; provided, however, that in any such transaction, holders of Common Stock shall receive only shares of Common Stock in respect of their shares of Common Stock and holders of Nonvoting Common Stock shall receive only shares of Nonvoting Common Stock in respect of their shares of Nonvoting Common Stock.

A-1

3.            Each share of Nonvoting Common Stock will automatically convert into one share of Common Stock only in the event of a “permitted transfer” to a transferee.  A “Permitted Transfer” means a transfer by a holder of Nonvoting Common Stock (i) to the Corporation; (ii) in a widespread public distribution; (iii) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation; or (iv) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from such holder of Nonvoting Common Stock.    Any transfer in violation of the foregoing sentence shall be null and void and the Corporation shall not have any obligation to recognize such transfer.  The issuance of certificates, if any, for shares of Common Stock upon conversion of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance.  The Corporation shall cooperate with the timely conversion of Nonvoting Common Stock subject to compliance with applicable law and regulations.

4.            The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Nonvoting Common Stock.  The Corporation shall take all action necessary so that all shares of Common Stock issuable upon conversion of Nonvoting Common Stock will, upon issue, be duly and validly issued, fully paid and non-assessable.

5.            In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Nonvoting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Common Stock would be entitled to receive as a result of such transaction, provided that at the election of the holder of shares of Nonvoting Common Stock, any securities issued with respect to the Nonvoting Common Stock shall be nonvoting under the resulting institution’s organizational documents to the same extent as the Nonvoting Common Stock is nonvoting and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Nonvoting Common Stock then outstanding) and take such other actions necessary to ensure that the holders of the Nonvoting Common Stock shall retain securities with substantially the same rights and benefits, including the right to convert nonvoting common stock into common stock, as the Nonvoting Common Stock.  Subject to the immediately preceding sentence, in the event the holders of Common Stock are provided the right to convert or exchange Common Stock for stock or securities, cash and/or any other property, then the holders of the Nonvoting Common Stock shall be provided the same right based upon the number of shares of Common Stock such holders would be entitled to receive if such shares of Nonvoting Common Stock were converted into shares of Common Stock immediately prior to such offering.  In the event that the Corporation offers to repurchase shares of Common Stock from its stockholders generally, the Corporation shall offer to repurchase Nonvoting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.  In the event of any pro rata subscription offer, rights offer or similar offer to holders of Common Stock, the Corporation shall provide the holders of the Nonvoting Common Stock the right to participate based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Nonvoting Common Stock shall be issued in the form of Nonvoting Common Stock rather than Common Stock.”

3.                   The aforementioned amendments were duly adopted by the Board of Directors of the Corporation, and by the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, in accordance with the provisions of Section 242 of the Act.

A-2

1 1 1 OF 2

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. META FINANCIAL GROUP, INC. 5501 S. BROADBAND LANE SIOUX FALLS, SD 57108 Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1 NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345→x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: For Withhold For AllAll All Except To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below. The Board of Directors recommends you voteFOR the following:1. Election of DirectorsNominees01 J. Tyler Haahr 02 Bradley C. Hanson 03 Elizabeth G. Hoople The Board of Directors recommends you vote FOR proposals 2, 3a and 3b. For Against Abstain2. To approve by a non-binding advisory vote, the compensation of our "named executive officers" (a Say-on-Pay vote).3a. To approve and adopt an amendment to Meta Financial's Certificate of Incorporation to increase the total number of authorizedshares of Common Stock from 10,000,000 shares to 15,000,000 shares.3b. To approve and adopt an amendment to Meta Financial's Certificate of Incorporation to create a new class of Nonvoting CommonStock of 3,000,000 shares.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer. SHARESCUSIP #SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date JOB #

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. META FINANCIAL GROUP, INC. 5501 S. BROADBAND LANE SIOUX FALLS, SD 57108 Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1 NAMETHE COMPANY NAME INC. - COMMON 123,456,789,012.12345THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345THE COMPANY NAME INC. - 401 K 123,456,789,012.12345→x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: For Withhold For AllAll All Except To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below. The Board of Directors recommends you voteFOR the following:1. Election of DirectorsNominees01 J. Tyler Haahr 02 Bradley C. Hanson 03 Elizabeth G. Hoople The Board of Directors recommends you vote FOR proposals 2, 3a and 3b. For Against Abstain2. To approve by a non-binding advisory vote, the compensation of our "named executive officers" (a Say-on-Pay vote).3a. To approve and adopt an amendment to Meta Financial's Certificate of Incorporation to increase the total number of authorizedshares of Common Stock from 10,000,000 shares to 15,000,000 shares.3b. To approve and adopt an amendment to Meta Financial's Certificate of Incorporation to create a new class of Nonvoting CommonStock of 3,000,000 shares.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer. SHARESCUSIP #SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date JOB #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, AnnualReport is/are available at www.proxyvote.com .META FINANCIAL GROUP, INC.Annual Meeting of StockholdersJanuary 25, 2016This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints the members of the Board of Directors of Meta Financial Group, Inc. ("Meta Financial"), and its survivors, with full power ofsubstitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented atthe annual meeting, all the shares of Meta Financial common stock held of record by the undersigned at the close of business on November 27, 2015, at theannual meeting of stockholders, and at any and all adjournments or postponements thereof.ESOP/PROFIT SHARING 401(k) PLAN PARTICIPANTS: As a participant in the Meta Financial Group, Inc. Employee Stock Ownership Plan (the "ESOP") and/or the MetaBank Profit Sharing 401(k) Plan (the "Profit Sharing Plan"), you have the right to direct Delaware Charter Guarantee & Trust Company, conductingbusiness as Principal Trust Company, the Trustee of the applicable plan, how to vote the shares of Meta Financial Group stock held for you in the plan. Youshould submit your instructions as described above. These shares will be voted at the Annual Meeting of Stockholders or at any and all adjournments orpostponements of the Annual Meeting. If your instructions are not received by January 20, 2016 or you do not respond, the Trustee will decide how to vote theshares held for you in the ESOP and/or the Profit Sharing Plan, as applicable. The Trustee will vote these shares as you direct unless doing so would violate theEmployee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you and any other participant have directed the Trustee to vote.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordancewith the Board of Directors' recommendations. Should a director nominee be unable to serve as a director, an event that Meta Financial does notcurrently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board ofDirectors.Continued and to be signed on reverse side